SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Amegy Bancorporation, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by: Amegy Bancorporation, Inc.

Pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: Amegy Bancorporation, Inc.

Commission File No. 000-22007

On July 21, 2005, Amegy Bancorporation, Inc. issued the following communication:

Press Release July 21, 2005

AMEGY BANK OF TEXAS CONTINUES

GROWTH IN SECOND QUARTER

Merger Announced with Zions Bancorporation

2nd Quarter Highlights

•	Diluted earnings per common share were $0.27 for the quarter, up 16% over the prior year and up 13% linked quarter

•	Total revenue increased 22% over prior year; up 3.3% linked quarter

•	Noninterest income increased 40% over prior year; up 9.7% linked quarter

•	Average loans held for investment increased 23% over prior year; up 6% annualized on a linked quarter basis

•	Average deposits grew 20% over prior year; up 14% annualized on a linked quarter basis

•	Average assets increased 24% over prior year to $7.66 billion; up 5% annualized on a linked quarter basis

•	Asset quality indicators remain positive; nonperforming assets were 44 basis points at quarter end

•	Merger with Zions Bancorporation announced

Houston, Texas – Amegy Bancorporation, Inc., parent of Amegy Bank N.A. (NASDAQ: ABNK), today reported second quarter results that reflect the successful continuation of its strategy to build its core businesses. On July 6, the Company announced its intent to merge with Zions Bancorporation (NASDAQ: ZION). The merger is subject to Amegy Bancorporation shareholder and regulatory approvals and is expected to close in the fourth quarter of 2005.

For the quarter ended June 30, 2005, net income was $19.2 million, or $0.27 per diluted common share, compared to $16.2 million for the quarter ended June 30, 2004, or $0.23 per diluted common share.

Return on average assets and return on average common shareholders’ equity for the three months ended June 30, 2005 were 1.00% and 12.88%, respectively, compared to 1.06% and 12.66%, respectively, for the same period in 2004.

Total revenue for the second quarter of 2005 was $94.0 million, an increase of 22% over the same period in 2004 and up 3.3% linked quarter or 13% on an annualized basis. Average loans held for investment were $4.65 billion, a 23% increase over the second quarter of 2004 and an increase of 6% on an annualized basis. Period end loans held for investment increased 10% on an annualized basis over the first quarter of 2005. Average deposits were $5.65 billion, an

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increase of 20% over the comparable period in 2004 and 14% annualized on a linked quarter basis. Average assets increased to $7.66 billion, a 24% increase from the second quarter of 2004 and an increase of 5% annualized on a linked quarter basis.

“This has been an exciting quarter for us and one that shows our continued growth not only through the work of our extraordinary group of bankers but in planning for future expansion and development through our affiliation with Zions Bancorporation,” said Paul Murphy, CEO. “I believe there are significant revenue enhancement opportunities as well as infrastructure and expense benefits that can be gained in this new partnership. We think we fit perfectly into Zions’ collection of great banks.”

Net Interest Income

Net interest income increased to $62.4 million, or 15%, for the second quarter of 2005 over the same period a year earlier and increased 0.3% linked quarter. The taxable-equivalent net interest margin decreased 10 basis points linked quarter to 3.77%. The yield on the loan portfolio increased by 32 basis points and the yield from the securities portfolio decreased 3 basis points from the first quarter of 2005. Cost of funds, including demand deposits, was 178 basis points for the quarter, up 31 basis points on a linked quarter basis.

Noninterest Income

For the three months ended June 30, 2005, noninterest income totaled $31.6 million, a 40% increase from the same period in 2004 and a 9.7% increase linked quarter. Service charges on deposit accounts were $10.7 million, down 6% linked quarter, primarily due to an increase in the earnings credit rate. Investment services and trust fee income totaled $4.6 million, a 61% increase from the same period in 2004 and a 29% increase linked quarter. This increase is primarily due to increased foreign exchange, insurance, and mutual fund fee income.

“The people and products that we have invested in over the past few years are producing significant results for our customers and our noninterest income stream,” said Scott McLean, President. “Our strengthened capacity in trust, capital markets and foreign exchange have enabled us to leverage current relationships, as well as add new ones, with an array of products and services that have been well-received by our customers.”

Other fee income increased 9.3% linked quarter to $8.0 million driven by an increase in letters of credit and servicing fees. Other operating income increased 27% linked quarter to $8.3 million, including a valuation gain of $3.8 million on one private equity investment.

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Noninterest Expenses

Noninterest expenses for the three months ended June 30, 2005 were $66.3 million, an increase of 3.3% linked quarter. Salaries and benefits were essentially flat at $34.7 million for the quarter. Other expenses were $20.8 million for the quarter, an increase of $1.9 million, or 10%, linked quarter. This increase is primarily due to an increase in loan and other real estate owned expenses of $1.4 million resulting from a write down of two foreclosed assets in the second quarter. Name change expenses were $ 1.7 million and merger-related expenses were $759,000 for the quarter.

On a taxable-equivalent basis, the efficiency ratio was 67.12% for the second quarter of 2005 compared to 66.94% linked quarter. The effective tax rate for the second quarter of 2005 was 26.8% compared to 28.5% in the first quarter reflecting the recognition of tax credits received during the quarter.

Asset Quality

Asset quality continued to be a strength during the second quarter. Nonperforming assets declined to $21.0 million, or 0.44% of loans and other real estate, compared to $22.1 million, or 0.48% of loans and other real estate, linked quarter. Allowance for credit losses to total loans is 1.06% at June 30, 2005, compared to 1.09% linked quarter. The allowance for loan losses to nonperforming loans was 347.61% at June 30, 2005 compared to 358.92% linked quarter.

Total Loans, Deposits, Investments, Assets, and Equity

Total loans held for investment were $4.72 billion at June 30, 2005, an increase of 21% from the second quarter of 2004 and 2.5% on a linked quarter basis. Total deposits at June 30, 2005 were $5.90 billion, an increase of 23% from the second quarter of 2004 and 1.7% on a linked quarter basis. Investment securities were $1.97 billion at June 30, 2005, an increase of 21% from the second quarter of 2004 and an increase of 2.8% linked quarter. At June 30, 2005, total assets were $7.74 billion, an increase of 22% from the second quarter of 2004 and an increase of 2.4% linked quarter. Total shareholders’ equity was $613.1 million at June 30, 2005 and the Tier 1 leverage ratio was 7.96%.

Amegy Bancorporation, Inc., the parent company of Amegy Bank N.A., is the largest independent bank holding company headquartered in Houston, Texas. The Company focuses on commercial lending, treasury management and investment services for businesses, private financial management and trust services for families and individuals, and retail and mortgage banking services. The Company, with $7.74 billion in assets, has more than 75 full-service branches located throughout the Houston and Dallas metropolitan areas. The Company has

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announced its intent to merge with Zions Bancorporation with an anticipated closing, subject to Amegy Bancorporation shareholder and regulatory approvals, in the fourth quarter of 2005.

Utilization of Financial Measures:

Consolidated financial information and supplemental unaudited data schedules follow in this release. Exhibits I and II provide additional information on the net interest margin, including average balances and average rates for both assets and liabilities for the periods presented. Exhibit III presents quarterly comparative data.

Conference Call Information:

The Company’s earnings release and the related financial supplements will be available on www.amegybank.com, the Company’s website, prior to the beginning of the conference call. The conference call for analysts and investors will be Friday, July 22 at 10:30 a.m. CST (11:30 a.m. EST) and may be accessed by dialing (866) 412-1109 and reference “Amegy Bancorporation Second Quarter Earnings Call.” The call is also available on the web at http://audioevent.mshow.com/244321. The call will be archived and may be accessed by calling 800-642-1687 and enter 7289592 as the PIN.

Forward-Looking Statements:

Certain of the matters discussed in this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Southwest Bancorporation of Texas, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipated,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are intended to identify such forward-looking statements. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation (a) the effects of future economic conditions on the Company and its customers; (b) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; (c) governmental monetary and fiscal policies, as well as legislative and regulatory changes; (d) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; (e) the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks; (f) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet; (g) technological changes; (h) acquisition and integration of acquired businesses; (i) the failure of assumptions underlying the establishment of reserves for loan loses and estimations of values of collateral in various financial assets and liabilities; (j) acts of war or terrorism. All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements.

Additional Information and Where to Find It

Zions Bancorporation will file a Form S-4, Amegy Bancorporation will file a proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Zions free of charge by contacting: Investor Relations, Zions Bancorporation, One South Main Street, Suite 1134, Salt Lake City, Utah 84111, (801) 524-4787. You may obtain documents filed with the SEC by Amegy free of charge by contacting: Controller, Amegy Bancorporation, 4400 Post Oak Parkway, Houston, Texas 77027, (713) 235-8800.

Interest of Certain Persons in the Merger

Zions, Amegy, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Amegy’s shareholders in connection with the merger. Information about the directors and executive officers of Zions and their ownership of Zions stock is set forth in the proxy statement for Zions’ 2005 Annual Meeting of Shareholders. Information about the directors and executive officers of Amegy and their ownership of Amegy stock is set forth in the proxy statement for Amegy’s 2005

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Annual Meeting of Shareholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

Investors should read the Form S-4 and proxy statement carefully when they become available before making any voting or investment decisions.

Contacts:

Randy Meyer, EVP & CFO

713-235-8832

randy.meyer@amegybank.com

Sarah Peterson, SVP Investor & Corporate Communications

713-232-1115

sarah.peterson@amegybank.com

# # #

Amegy Bancorporation, Inc.

Consolidated Financial Information (unaudited)

	2Q-05	2Q-04	% change	YTD 05	YTD 04	% change
	(in 000’s except per share data)
Balance sheet averages
Loans held for investment	$4,649,225	$3,768,629	23.4%	$4,614,252	$3,685,133	25.2%
Loans held for sale	112,246	104,545	7.4%	107,986	100,081	7.9%
Investment securities	1,996,238	1,628,789	22.6%	1,976,870	1,592,290	24.2%
Securities purchased under resale agreements	—	—	0.0%	—	11,538	-100.0%
Fed funds sold and other interest-earning assets	43,514	42,375	2.7%	43,827	46,943	-6.6%

Total interest-earning assets	6,801,223	5,544,338	22.7%	6,742,935	5,435,985	24.0%

Allowance for loan losses	(50,833)	(49,658)	2.4%	(50,748)	(47,714)	6.4%
Cash and due from banks	278,618	266,082	4.7%	297,874	294,799	1.0%
Goodwill	150,081	55,077	172.5%	149,973	50,383	197.7%
Core deposit intangibles	23,902	11,149	114.4%	25,004	9,541	162.1%
Other assets	453,968	354,592	28.0%	441,675	361,561	22.2%

Total assets	$7,656,959	$6,181,580	23.9%	$7,606,713	$6,104,555	24.6%

Noninterest-bearing deposits	$1,765,836	$1,574,075	12.2%	$1,762,810	$1,532,569	15.0%
Interest-bearing demand deposits	93,292	71,089	31.2%	101,921	65,724	55.1%
Savings deposits	2,224,241	1,981,168	12.3%	2,239,100	1,947,004	15.0%
Time deposits	1,564,356	1,065,937	46.8%	1,447,413	1,035,563	39.8%

Total deposits	5,647,725	4,692,269	20.4%	5,551,244	4,580,860	21.2%
Repurchase agreements and other borrowed funds	1,372,552	940,165	46.0%	1,425,922	974,197	46.4%
Other liabilities	40,155	33,824	18.7%	36,635	36,491	0.4%
Shareholders’ equity	596,527	515,322	15.8%	592,912	513,007	15.6%

Total liabilities and shareholders’ equity	$7,656,959	$6,181,580	23.9%	$7,606,713	$6,104,555	24.6%

Income statement data
Interest and fees on loans	$72,884	$50,488	44.4%	$140,084	$99,350	41.0%
Interest on securities	20,311	14,678	38.4%	40,141	29,227	37.3%
Interest on fed funds sold and other interest-earning assets	338	119	184.0%	621	308	101.6%

Total interest income	93,533	65,285	43.3%	180,846	128,885	40.3%

Interest on deposits	20,488	8,408	143.7%	35,983	16,478	118.4%
Interest on subordinated debentures	2,839	550	416.2%	5,355	1,095	389.0%
Interest on other borrowings	7,822	2,110	270.7%	14,927	4,497	231.9%

Total interest expense	31,149	11,068	181.4%	56,265	22,070	154.9%

Net interest income	62,384	54,217	15.1%	124,581	106,815	16.6%
Provision for loan losses	1,500	2,923	-48.7%	4,600	4,832	-4.8%

Net interest income after provision	60,884	51,294	18.7%	119,981	101,983	17.6%

Service charges on deposit accounts	10,662	11,190	-4.7%	22,009	22,230	-1.0%
Investment services	4,642	2,885	60.9%	8,247	5,855	40.9%
Other fee income	8,020	5,070	58.2%	15,356	9,873	55.5%
Other operating income	8,259	3,394	143.3%	14,741	6,443	128.8%
Gain (loss) on sales of securities, net	(17)	(25)	-32.0%	(15)	1	-1600.0%

Total noninterest income	31,566	22,514	40.2%	60,338	44,402	35.9%

Total revenue	93,950	76,731	22.4%	184,919	151,217	22.3%

Salaries and benefits	34,739	28,458	22.1%	69,468	56,439	23.1%
Occupancy expenses	10,780	8,887	21.3%	21,384	17,145	24.7%
Other expenses	20,768	12,884	61.2%	39,607	26,746	48.1%

Total noninterest expenses	66,287	50,229	32.0%	130,459	100,330	30.0%

Income before income taxes	26,163	23,579	11.0%	49,860	46,055	8.3%
Provision for income taxes	7,005	7,358	-4.8%	13,758	14,547	-5.4%

Net income	$19,158	$16,221	18.1%	$36,102	$31,508	14.6%

Basic earnings per common share	$0.27	$0.24	15.5%	$0.51	$0.46	11.8%

Diluted earnings per common share	$0.27	$0.23	16.4%	$0.50	$0.45	12.1%

Dividends per common share	$0.03	$0.03	0.0%	$0.06	$0.06	0.0%

Period end # of shares outstanding	70,539	69,068	2.1%	70,539	69,068	2.1%
Weighted avg # of shares outstanding (incl CSE’s)	71,531	70,528	1.4%	71,590	70,406	1.7%

Amegy Bancorporation, Inc.

Consolidated Financial Information (unaudited)

	2Q-05		2Q-04	% change	YTD 05	YTD 04	% change
	($ in 000’s except per share data)
Nonperforming assets
Nonaccrual loans	$12,180		$10,668	14.2%
Accruing loans 90 or more days past due	1,968		1,805	9.0%
Restructured loans	—		—	0.0%
ORE and OLRA	6,807		11,461	-40.6%

Total nonperforming assets	$20,955		$23,934	-12.4%

Changes in allowance for credit losses
Allowance for loan losses - beginning of period	$49,291		$46,583	5.8%	$49,408	$41,611	18.7%
Provision for loan losses	1,500		2,923	-48.7%	4,600	4,832	-4.8%
Charge-offs	(2,088)		(3,748)	-44.3%	(6,615)	(5,130)	28.9%
Recoveries	477		169	182.2%	1,787	2,498	-28.5%
Allowance acquired through mergers and acquisitions	—		—	0.0%	—	2,116	-100.0%

Allowance for loan losses - end of period	49,180		45,927	7.1%	49,180	45,927	7.1%

Reserve for unfunded lending commitments - beginning of period	1,905		1,488	28.0%	1,851	1,397	32.5%
Provision for unfunded lending commitments	54		77	-29.9%	108	168	-35.7%

Reserve for unfunded lending commitments - end of period	1,959		1,565	25.2%	1,959	1,565	25.2%

Allowance for credit losses	$51,139		$47,492	7.7%	$51,139	$47,492	7.7%

Ratios
Return on average assets	1.00%		1.06%		0.96%	1.04%
Return on average common shareholders’ equity	12.88%		12.66%		12.28%	12.35%
Tier 1 leverage ratio	7.96%		8.45%
Total capital to risk weighted assets	11.18	% *	10.39%
Taxable-equivalent yield on interest-earning assets	5.61%		4.84%		5.50%	4.86%
Cost of funds with demand accounts	1.78%		0.79%		1.63%	0.80%
Taxable-equivalent net interest margin	3.77%		4.03%		3.82%	4.04%
Taxable-equivalent efficiency ratio	67.12%		62.98%		67.03%	64.05%
Demand deposits to total deposits	31.27%		33.55%		31.76%	33.46%
Noninterest income to total income	33.60%		29.34%		32.63%	29.36%
Noninterest expense to average interest-earning assets	3.91%		3.64%		3.90%	3.71%
Operating leverage	$1,063		$2,117		$2,342	$185
Nonperforming assets to loans and other real estate	0.44%		0.61%
Net charge-offs to average loans	0.14%		0.38%		0.21%	0.14%
Allowance for credit losses to total loans	1.06%		1.21%
Allowance for loan losses to nonperforming loans	347.61%		368.21%

Common stock performance
Market value of common stock - Close	$22.380		$22.060		$22.380	$22.060
Market value of common stock - High	$22.750		$22.085		$23.690	$22.085
Market value of common stock - Low	$16.150		$18.605		$16.150	$18.425
Book value of common stock	$8.69		$7.39
Market/book value of common stock	257%		299%
Price/12 month trailing earnings ratio	22		25

Other data
EOP Employees - full time equivalent	2,180		1,830	19.1%

	($ in 000’s )
Period end balances
Loans held for investment	$4,721,280		$3,912,212	20.7%
Loans held for sale	116,577		97,929	19.0%
Investment securities	1,972,561		1,624,540	21.4%
Fed funds sold and other interest-earning assets	28,774		45,612	-36.9%

Total interest-earning assets	6,839,192		5,680,293	20.4%

Allowance for loan losses	(49,180)		(45,927)	7.1%
Cash and due from banks	301,428		270,551	11.4%
Goodwill	151,768		54,998	176.0%
Core deposit intangibles	22,827		10,653	114.3%
Other assets	474,007		390,958	21.2%

Total assets	$7,740,042		$6,361,526	21.7%

Noninterest-bearing demand deposits	$1,945,595		$1,622,348	19.9%
Interest-bearing demand deposits	104,420		62,316	67.6%
Savings deposits	2,228,223		1,998,375	11.5%
Time deposits	1,624,638		1,097,130	48.1%

Total deposits	5,902,876		4,780,169	23.5%
Repurchase agreements and other borrowed funds	1,182,270		1,031,866	14.6%
Other liabilities	41,804		39,311	6.3%
Shareholders’ equity	613,092		510,180	20.2%

Total liabilities and shareholders’ equity	$7,740,042		$6,361,526	21.7%

*	Estimated

EXHIBIT I

Rate Volume

3 Months Ended Analysis

(dollars in thousands)

(unaudited)

	Three Months Ended June 30, 2005			Three Months Ended June 30, 2004
	Average Outstanding Balance	Interest Earned/ Paid(1)	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid(1)	Average Yield/ Rate
Interest-earning assets:
Loans	$4,761,471	$73,114	6.16%	$3,873,174	$50,677	5.26%
Securities	1,996,238	21,641	4.35	1,628,789	15,890	3.92
Federal funds sold and other	43,514	338	3.12	42,375	119	1.13

Total interest-earning assets	6,801,223	95,093	5.61%	5,544,338	66,686	4.84%

Less allowance for loan losses	(50,833)			(49,658)

	6,750,390			5,494,680
Noninterest-earning assets	906,569			686,900

Total assets	$7,656,959			$6,181,580

Interest-bearing liabilities:
Money market and savings deposits	$2,317,533	9,041	1.56%	$2,052,257	3,353	0.66%
Time deposits	1,564,356	11,448	2.94%	$1,065,937	5,055	1.91
Repurchase agreements and other borrowed funds	1,372,552	10,661	3.12	940,165	2,660	1.14

Total interest-bearing liabilities	5,254,441	31,150	2.38%	4,058,359	11,068	1.10%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	1,765,836			1,574,075
Other liabilities	40,155			33,824

Total liabilities	7,060,432			5,666,258
Shareholders’ equity	596,527			515,322

Total liabilities and shareholders’ equity	$7,656,959			$6,181,580

Taxable-equivalent net interest income		$63,943			$55,618

Net interest spread			3.23%			3.74%

Taxable-equivalent net interest margin			3.77%			4.03%

(1)	Taxable-equivalent rates used where applicable.

	Three Months Ended Q2 2005 vs Q2 2004
	Increase (Decrease) Due to
	Volume	Rate	Total
Interest-earning assets:
Loans	$11,727	$10,710	$22,437
Securities	3,622	2,129	5,751
Federal funds sold and other	3	216	219

Total increase (decrease) in taxable-equivalent interest income	15,352	13,055	28,407

Interest-bearing liabilities:
Money market and savings deposits	436	5,252	5,688
Time deposits	2,375	4,018	6,393
Repurchase agreements and borrowed funds	1,228	6,773	8,001

Total increase (decrease) in interest expense	4,039	16,043	20,082

Increase (decrease) in taxable-equivalent net interest income	$11,313	$(2,988)	$8,325

EXHIBIT II

Rate Volume

Linked Quarter Analysis

(dollars in thousands)

(unaudited)

	Three Months Ended June 30, 2005			Three Months Ended March 31, 2005
	Average Outstanding Balance	Interest Earned/ Paid(1)	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid(1)	Average Yield/ Rate
Interest-earning assets:
Loans	$4,761,471	$73,114	6.16%	$4,682,570	$67,413	5.84%
Securities	1,996,238	21,641	4.35	1,957,288	21,162	4.38
Federal funds sold and other	43,514	338	3.12	44,143	284	2.61

Total interest-earning assets	6,801,223	95,093	5.61%	6,684,001	88,859	5.39%

Less allowance for loan losses	(50,833)			(50,663)

	6,750,390			6,633,338
Noninterest-earning assets	906,569			927,057

Total assets	$7,656,959			$7,560,395

Interest-bearing liabilities:
Money market and savings deposits	$2,317,533	9,041	1.56%	$2,364,770	7,012	1.20%
Time deposits	1,564,356	11,448	2.94%	1,329,170	8,482	2.59
Repurchase agreements and other borrowed funds	1,372,552	10,661	3.12	1,479,886	9,620	2.64

Total interest-bearing liabilities	5,254,441	31,150	2.38%	5,173,826	25,114	1.97%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	1,765,836			1,764,238
Other liabilities	40,155			33,073

Total liabilities	7,060,432			6,971,137
Shareholders’ equity	596,527			589,258

Total liabilities and shareholders’ equity	$7,656,959			$7,560,395

Taxable-equivalent net interest income		$63,943			$63,745

Net interest spread			3.23%			3.42%

Taxable-equivalent net interest margin			3.77%			3.87%

(1)	Taxable-equivalent rates used where applicable.

	Three Months Ended Q2 2005 vs Q1 2005
	Increase (Decrease) Due to
	Volume	Rate	Days	Total
Interest-earning assets:
Loans	$1,149	$3,803	$749	$5,701
Securities	426	(182)	235	479
Federal funds sold and other	(4)	55	3	54

Total increase (decrease) in taxable-equivalent interest income	1,571	3,676	987	6,234

Interest-bearing liabilities:
Money market and savings deposits	(142)	2,093	78	2,029
Time deposits	1,518	1,354	94	2,966
Repurchase agreements and borrowed funds	(706)	1,640	107	1,041

Total increase (decrease) in interest expense	670	5,087	279	6,036

Increase (decrease) in taxable-equivalent net interest income	$901	$(1,411)	$708	$198

EXHIBIT III

Amegy Bancorporation, Inc.

Consolidated Financial Information (unaudited)

Quarterly Trend Analysis

	2003		2004				2005
	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q
Balance sheet averages
Loans held for investment	$3,351,647	$3,362,374	$3,601,637	$3,768,629	$4,027,343	$4,411,499	$4,578,891	$4,649,225
Loans held for sale	105,064	98,777	95,617	104,545	96,119	98,178	103,679	112,246
Investment securities	1,497,754	1,539,469	1,555,791	1,628,789	1,691,472	1,981,982	1,957,288	1,996,238
Securities purchased under resale agreements	30,000	30,000	23,077	—	2,435	—	—	—
Fed funds sold and other interest-earning assets	90,474	39,997	51,512	42,375	50,138	45,008	44,143	43,514

Total interest-earning assets	5,074,939	5,070,617	5,327,634	5,544,338	5,867,507	6,536,667	6,684,001	6,801,223

Allowance for loan losses	(41,469)	(42,513)	(45,770)	(49,658)	(49,422)	(51,673)	(50,663)	(50,833)
Cash and due from banks	257,010	268,099	323,517	266,082	251,686	278,580	321,832	278,618
Goodwill	25,471	25,647	45,689	55,077	54,998	151,936	149,863	150,081
Core deposit intangibles	6,327	6,509	7,934	11,149	10,240	28,734	26,119	23,902
Other assets	287,289	338,571	354,793	354,592	355,606	382,452	429,243	453,968

Total assets	$5,609,567	$5,666,930	$6,013,797	$6,181,580	$6,490,615	$7,326,696	$7,560,395	$7,656,959

Noninterest-bearing deposits	$1,342,560	$1,399,592	$1,491,064	$1,574,075	$1,587,990	$1,791,695	$1,764,238	$1,765,836
Interest-bearing demand deposits	73,142	37,997	60,359	71,089	71,430	121,927	110,646	93,292
Savings deposits	1,854,140	1,829,947	1,912,839	1,981,168	2,012,963	2,274,053	2,254,124	2,224,241
Time deposits	1,064,502	1,023,668	1,005,189	1,065,937	1,088,302	1,262,469	1,329,170	1,564,356

Total deposits	4,334,344	4,291,204	4,469,451	4,692,269	4,760,685	5,450,144	5,458,178	5,647,725
Repurchase agreements and other borrowed funds	771,132	847,109	1,008,229	940,165	1,173,762	1,259,392	1,479,886	1,372,552
Other liabilities	27,493	40,991	25,425	33,824	27,246	39,779	33,073	40,155
Shareholders’ equity	476,598	487,626	510,692	515,322	528,922	577,381	589,258	596,527

Total liabilities and equity	$5,609,567	$5,666,930	$6,013,797	$6,181,580	$6,490,615	$7,326,696	$7,560,395	$7,656,959

Income statement data
Interest and fees on loans	$47,681	$47,176	$48,862	$50,488	$55,282	$62,508	$67,200	$72,884
Interest on securities	12,314	13,856	14,549	14,678	16,143	19,993	19,830	20,311
Interest on fed funds sold and other interest-earning assets	303	175	189	119	192	226	284	338

Total interest income	60,298	61,207	63,600	65,285	71,617	82,727	87,314	93,533

Interest on deposits	9,106	8,224	8,070	8,408	10,028	13,324	15,494	20,488
Interest on subordinated debentures	—	516	545	550	698	1,767	2,516	2,839
Interest on other borrowings	2,105	1,957	2,387	2,110	3,892	4,898	7,104	7,822

Total interest expense	11,211	10,697	11,002	11,068	14,618	19,989	25,114	31,149

Net interest income	49,087	50,510	52,598	54,217	56,999	62,738	62,200	62,384
Provision for loan losses	2,979	2,935	1,909	2,923	2,878	2,502	3,100	1,500

Net interest income after provision	46,108	47,575	50,689	51,294	54,121	60,236	59,100	60,884

Service charges on deposit accounts	10,551	10,581	11,040	11,190	11,184	12,931	11,347	10,662
Investment services	2,489	2,498	2,970	2,885	3,164	3,663	3,605	4,642
Other fee income	6,515	4,725	4,803	5,070	5,907	6,942	7,335	8,020
Other operating income	3,621	4,662	3,049	3,394	5,115	3,210	6,482	8,259
Gain (loss) on sales of securities	31	43	26	(25)	(46)	33	2	(17)

Total noninterest income	23,207	22,509	21,888	22,514	25,324	26,779	28,771	31,566

Total revenue	72,294	73,019	74,486	76,731	82,323	89,517	90,971	93,950

Salaries and benefits	25,975	26,473	27,981	28,458	28,828	32,602	34,729	34,739
Occupancy expenses	8,006	8,299	8,258	8,887	9,395	11,117	10,605	10,780
Other expenses	15,495	11,930	13,862	12,884	14,060	20,279	18,839	20,768

Total noninterest expenses	49,476	46,702	50,101	50,229	52,283	63,998	64,173	66,287

Income before income taxes	19,839	23,382	22,476	23,579	27,162	23,017	23,698	26,163
Provision for income taxes	6,459	7,071	7,189	7,358	7,496	5,648	6,754	7,005

Net income	$13,380	$16,311	$15,287	$16,221	$19,666	$17,369	$16,944	$19,158

Basic earnings per common share	$0.20	$0.24	$0.22	$0.24	$0.28	$0.25	$0.24	$0.27

Diluted earnings per common share	$0.19	$0.23	$0.22	$0.23	$0.28	$0.24	$0.24	$0.27

Dividends per common share	$0.02	$0.03	$0.03	$0.03	$0.03	$0.03	$0.03	$0.03

Period end # of shares outstanding	68,362	68,428	68,612	69,068	69,154	70,096	70,194	70,539
Weighted avg # of shares outstanding (incl CSE’s)	70,008	70,190	70,282	70,528	70,830	71,906	71,644	71,531

EXHIBIT III

Amegy Bancorporation, Inc.

Consolidated Financial Information (unaudited)

Quarterly Trend Analysis

	2003		2004				2005
	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q
Nonperforming assets
Nonaccrual loans	$14,173	$11,443	$17,671	$10,668	$11,370	$14,174	$12,421	$12,180
Accruing loans 90 or more days past due	983	1,299	3,044	1,805	845	2,052	1,312	1,968
Restructured loans	—	—	—	—	—	—	—	—
ORE and OLRA	3,688	4,248	4,722	11,461	8,076	8,887	8,378	6,807

Total nonperforming assets	$18,844	$16,990	$25,437	$23,934	$20,291	$25,113	$22,111	$20,955

Changes in allowance for credit losses
Allowance for loan losses - beginning of period	$37,412	$39,803	$41,611	$46,583	$45,927	$47,516	$49,408	$49,291
Provision for loan losses	2,979	2,935	1,909	2,923	2,878	2,502	3,100	1,500
Charge-offs	(2,157)	(1,735)	(1,382)	(3,748)	(1,666)	(2,236)	(4,527)	(2,088)
Recoveries	143	608	2,329	169	377	272	1,310	477
Allowance acquired through mergers and acquisitions	1,426	—	2,116	—	—	1,354	—	—

Allowance for loan losses - end of period	39,803	41,611	46,583	45,927	47,516	49,408	49,291	49,180

Reserve for unfunded lending commitments - beginning of period	1,311	1,332	1,397	1,488	1,565	1,687	1,851	1,905
Provision for unfunded lending commitments	21	65	91	77	122	164	54	54

Reserve for unfunded lending commitments - end of period	1,332	1,397	1,488	1,565	1,687	1,851	1,905	1,959

Allowance for credit losses	$41,135	$43,008	$48,071	$47,492	$49,203	$51,259	$51,196	$51,139

Ratios
Return on average assets	0.95%	1.14%	1.02%	1.06%	1.21%	0.94%	0.91%	1.00%
Return on average common shareholders’ equity	11.14%	13.27%	12.04%	12.66%	14.79%	11.97%	11.66%	12.88%
Tier 1 leverage ratio	8.06%	9.15%	8.35%	8.45%	8.90%	7.82%	7.80%	7.96%
Total capital to risk weighted assets	11.02%	11.90%	10.76%	10.39%	12.05%	11.02%	11.16%	11.18%
Taxable-equivalent yield on interest-earning assets	4.79%	4.86%	4.88%	4.84%	4.96%	5.13%	5.39%	5.61%
Cost of funds with demand accounts	0.87%	0.83%	0.81%	0.79%	0.98%	1.19%	1.47%	1.78%
Taxable-equivalent net interest margin	3.91%	4.03%	4.05%	4.03%	3.97%	3.91%	3.87%	3.77%
Taxable-equivalent efficiency ratio	66.60%	62.25%	65.16%	62.98%	61.36%	67.83%	66.94%	67.12%
Demand deposits to total deposits	30.97%	32.62%	33.36%	33.55%	33.36%	32.87%	32.32%	31.27%
Noninterest income to total income	32.10%	30.83%	29.39%	29.34%	30.76%	29.91%	31.63%	33.60%
Noninterest expense to average interest-earning assets	3.87%	3.65%	3.78%	3.64%	3.54%	3.89%	3.89%	3.91%
Operating leverage	$(3,235)	$3,499	$(1,932)	$2,117	$3,538	$(4,521)	$1,279	$1,063
Nonperforming assets to loans and other real estate	0.57%	0.49%	0.68%	0.61%	0.49%	0.55%	0.48%	0.44%
Net charge-offs (recoveries) to average loans	0.24%	0.13%	(0.11)%	0.38%	0.13%	0.18%	0.28%	0.14%
Allowance for credit losses to total loans	1.24%	1.23%	1.29%	1.21%	1.19%	1.11%	1.09%	1.06%
Allowance for loan losses to nonperforming loans	262.62%	326.57%	224.88%	368.21%	389.00%	304.50%	358.92%	347.61%

Common stock performance
Market value of stock - Close	$18.245	$19.425	$18.865	$22.060	$20.140	$23.290	$18.350	$22.380
Market value of stock - High	$19.225	$19.645	$19.955	$22.085	$22.055	$25.010	$23.690	$22.750
Market value of stock - Low	$16.025	$17.600	$18.425	$18.605	$19.500	$20.050	$18.020	$16.150
Book value of stock	$7.03	$7.29	$7.63	$7.39	$7.95	$8.28	$8.22	$8.69
Market/book value of stock	259%	266%	247%	299%	253%	281%	223%	257%
Price/earnings ratio	21	22	22	25	21	24	19	22

Other data
EOP Employees - full time equivalent	1,728	1,760	1,839	1,830	1,832	2,126	2,133	2,180

Period end balances
Loans held for investment	$3,328,827	$3,491,673	$3,720,950	$3,912,212	$4,134,125	$4,539,578	$4,605,813	$4,721,280
Loans held for sale	100,366	96,899	101,944	97,929	96,022	107,404	110,239	116,577
Investment securities	1,507,504	1,549,398	1,576,977	1,624,540	1,702,393	1,985,237	1,919,265	1,972,561
Securities purchased under resale agreements	30,000	30,000	—	—	—	—	—	—
Fed funds sold and other interest-earning assets	88,592	64,908	52,678	45,612	75,848	14,417	63,367	28,774

Total interest-earning assets	5,055,289	5,232,878	5,452,549	5,680,293	6,008,388	6,646,636	6,698,684	6,839,192

Allowance for loan losses	(39,803)	(41,611)	(46,583)	(45,927)	(47,516)	(49,408)	(49,291)	(49,180)
Cash and due from banks	286,417	390,890	290,796	270,551	246,002	327,558	274,842	301,428
Goodwill	25,647	25,647	55,094	54,998	54,998	149,846	150,042	151,768
Core deposit intangibles	6,858	6,185	11,661	10,653	9,855	27,246	24,998	22,827
Other assets	330,434	333,144	352,189	390,958	363,330	403,725	460,233	474,007

Total assets	$5,664,842	$5,947,133	$6,115,706	$6,361,526	$6,635,057	$7,505,603	$7,559,508	$7,740,042

Noninterest-bearing demand deposits	$1,341,277	$1,513,038	$1,625,647	$1,622,348	$1,593,652	$1,871,228	$1,751,106	$1,945,595
Interest-bearing demand deposits	40,496	43,452	72,009	62,316	69,531	135,003	114,570	104,420
Savings deposits	1,875,665	1,840,814	1,985,622	1,998,375	2,010,178	2,297,217	2,227,186	2,228,223
Time deposits	1,051,815	1,005,935	1,019,666	1,097,130	1,131,101	1,316,595	1,712,845	1,624,638

Total deposits	4,309,253	4,403,239	4,702,944	4,780,169	4,804,462	5,620,043	5,805,707	5,902,876
Repurchase agreements and other borrowed funds	842,644	1,016,930	854,005	1,031,866	1,253,242	1,267,864	1,138,460	1,182,270
Other liabilities	32,041	27,643	35,526	39,311	27,568	37,282	38,153	41,804
Minority interest	—	—	—	—	—	—	—	—
Shareholders’ equity	480,904	499,321	523,231	510,180	549,785	580,414	577,188	613,092

Total liabilities and equity	$5,664,842	$5,947,133	$6,115,706	$6,361,526	$6,635,057	$7,505,603	$7,559,508	$7,740,042

*	Estimated